UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

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VESTIN REALTY MORTGAGE II, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VESTIN REALTY MORTGAGE II, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 11, 2008

TO THE STOCKHOLDERS OF VESTIN REALTY MORTGAGE II, INC:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Vestin Realty Mortgage II, Inc., a Maryland corporation (the “Company”), will be held on Wednesday, June 11, 2008, at 10:00 a.m. Eastern Time at Venable, LLP, 750 E. Pratt, Suite 900, Baltimore, Maryland 21202, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1.	To elect two directors to serve on the Company’s board of directors until the 2011 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.
To consider and vote upon the ratification of the appointment of Moore Stephens Wurth Frazer and Torbet, LLP as the independent registered public accountants of the Company for the fiscal year ending December 31, 2008; and

3.	To transact such other business as may properly come before the meeting or any postponement or adjournments thereof.

The Company’s board of directors has fixed the close of business on May 8, 2008, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof.  Only those stockholders of record of the Company as of the close of business on that date will be entitled to vote at the Annual Meeting or any postponement or adjournment thereof.  A list of stockholders entitled to vote at the Annual Meeting will be available for inspection on the day of the meeting at the place of the Annual Meeting.

All stockholders are cordially invited to attend the meeting in person.  Whether or not you plan to attend please vote your proxy by one of the methods described in this proxy statement. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be voted to assure that all of your shares will be voted.  You may revoke your proxy at any time prior to the Annual Meeting.  If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote in person at the Annual Meeting will be counted.

PLEASE READ THE ATTACHED PROXY STATEMENT AND PROXY CARD CAREFULLY AND DETERMINE THE METHOD YOU WILL USE TO VOTE.  IF YOU VOTE BY THE ENCLOSED PROXY CARD, COMPLETE THE PROXY CARD IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED THEREIN, SIGN AND DATE THE PROXY CARD AS PROMPTLY AS POSSIBLE, AND RETURN IT IN THE ENCLOSED ENVELOPE ACCOMPANYING THE PROXY CARD.

By Order of the Board of Directors,
Michael V. Shustek
Chairman of the Board and Chief Executive Officer
Las Vegas, Nevada
May 9, 2008

VESTIN REALTY MORTGAGE II, INC.
6149 S. Rainbow Blvd.
Las Vegas, Nevada 89118
(702) 227-0965

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 11, 2008

The enclosed proxy is solicited on behalf of the board of directors of Vestin Realty Mortgage II, Inc., a Maryland corporation (the “Company”), for use at the 2008 Annual Meeting of Stockholders to be held on June 11, 2008, at 10:00 a.m. local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting.  The 2008 Annual Meeting will be held at Venable, LLP, 750 E. Pratt, Suite 900, Baltimore, Maryland 21202. In this proxy statement “we,” “us,” or “our” refer to the Company.

Please authorize a proxy to vote your shares of common stock by one of the methods described in this proxy statement. This proxy statement has information about the 2008 Annual Meeting and was prepared by Vestin Mortgage, Inc. (“Vestin Mortgage”), the sole manager of the Company for our board of directors.  This proxy statement and the accompanying proxy card are first being mailed to you on or about May 9, 2008.

GENERAL INFORMATION ABOUT VOTING

Who can attend the meeting?

Attendance at the 2008 Annual Meeting is limited to the Company’s stockholders.  Admission to the meeting will be on a first-come, first-served basis.  Registration will begin at 9:30 a.m. and each stockholder may be asked to present valid picture identification such as a driver’s license or passport.  Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Who can vote?

You can vote your shares of common stock if our records show that you owned the shares at the close of business on May 8, 2008.  On May 8, 2008, the record date for determination of stockholders entitled to notice of and to vote at the 2008 Annual Meeting, 14,881,340 shares of our common stock, par value $0.0001 per share, were issued and outstanding.

Holders of common stock will vote at the 2008 Annual Meeting as a single class on all matters.  The enclosed proxy card shows the number of shares you can vote.

How do I authorize a proxy to vote my shares?

You may vote by proxy or in person at the Annual Meeting. To vote by proxy, you may use one of the following methods if you hold your stock in your own name:

•	Telephone voting: by dialing the toll-free number and following the instructions on your proxy card.

•	Internet voting: by accessing the Internet at the web address stated on the proxy card and following the instructions.

•
Mail: by following the instructions on the enclosed proxy card and mailing it in the enclosed envelope.  If the proxy card is properly signed and returned, the proxy holders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxy holders will vote FOR the director nominees and FOR ratification of the appointment of Moore Stephens Wurth Frazer and Torbet, LLP to act as the Company’s independent registered public accountants.

What if other matters come up at the 2008 Annual Meeting?

The matters described in this proxy statement are the only matters we know will be voted on at the 2008 Annual Meeting.  If other matters are properly presented at the meeting, the proxy holders will vote your shares in accordance with the recommendation of the board of directors or if no recommendation has been made in their own discretion.

Can I change my vote after I return my proxy card?

Yes.  As a stockholder of record at any time before the vote on a proposal, you can change your vote either by voting again by telephone or the Internet or by filing with Michael V. Shustek, our Chief Executive Officer, at our principal executive offices at 6149 S. Rainbow Blvd., Las Vegas, Nevada 89118, a written notice revoking your proxy card or by signing, dating and returning to us a new proxy card.  We will honor the proxy card with the latest date.  You may also revoke your proxy by attending the 2008 Annual Meeting and voting in person.

Can I vote in person at the 2008 Annual Meeting rather than by completing the proxy card?

Although we encourage you to vote by proxy, you can attend the 2008 Annual Meeting and vote your shares in person.

What do I do if my shares are held in “street name”?

If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares and whether or not you can vote by telephone or the Internet.

How are votes counted?

All votes will be tabulated by the inspector of elections appointed for the 2008 Annual Meeting, who will separately tabulate affirmative votes, withheld or negative votes and abstentions. Abstentions are counted as present for purposes of determining whether or not there is a quorum for the transaction of business. Abstentions and withheld votes will not be counted as votes cast and will have no effect on the result of the vote. If your shares are held in the name of a nominee, and you do not direct the nominee how to vote your shares, the nominee can vote them as it sees fit on “routine” matters. Both proposals on the agenda for the 2008 Annual Meeting are considered to be routine.

We will have a quorum and be able to hold the 2008 Annual Meeting, if holders of a majority of the shares of common stock entitled to vote either vote by telephone or the Internet or by signing and returning their proxy cards or attend the meeting. As of the record date, there are 14,881,340 shares of common stock outstanding; hence a quorum will be 7,440,671 shares. If you vote by telephone or the Internet or sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

In the election of directors, the two nominees receiving the highest number of affirmative votes shall be elected. You may not cumulate votes in the election of directors. The affirmative vote a majority of the votes cast on the proposal is required for the ratification of the independent registered public accountants.

Who pays for this proxy solicitation?

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to the stockholders.  Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners.  In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners.  The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company.  No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

Important Notice Regarding Availability of Proxy Materials for the 2008 Annual Meeting of Stockholders to be held on June 11, 2008:

This proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 are available at http://www.vestinrealtymortgage2.com.

STOCKHOLDER PROPOSALS

Stockholder proposals that are intended to be presented at our 2009 Annual Meeting and included in our proxy materials relating to the 2009 Annual Meeting must be received by our Corporate Secretary at Vestin Realty Mortgage II, Inc., 6149 S. Rainbow Blvd., Las Vegas, Nevada 89118, no later than January 9, 2009, which is 120 calendar days prior to the anniversary of the mailing date for this year’s proxy materials.  All stockholder proposals must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for the 2009 Annual Meeting.

If a stockholder wishes to present a proposal or a nominee for election to our board of directors at our 2009 Annual Meeting and the proposal or nominee is not intended to be included in our proxy statement relating to the 2009 Annual Meeting, the stockholder must give advance notice to us prior to the deadline for the Annual Meeting. In order to be deemed properly presented, the notice of a proposal must be delivered to our Corporate Secretary in accordance with our Bylaws as then in effect between December 10, 2008 and 5:00 P.M. Pacific Time on January 9, 2009 and must contain the information set forth in our Bylaws. However, in the event that the 2009 Annual Meeting is called for a date which is more than thirty days before or after the anniversary of the date of the 2008 Annual Meeting, stockholder proposals intended for presentation at the 2009 Annual Meeting must be received by our Corporate Secretary no earlier than 150 days before the date of such annual meeting and no later than the later of 120 days before the date of the 2009 Annual Meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. You can obtain a copy of our Bylaws by sending a written request addressed to the Corporate Secretary at the address set forth in the preceding paragraph.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

OVERVIEW OF PROPOSALS

This proxy statement contains two proposals requiring stockholder action. Proposal No. 1, the election of two directors to our board of directors, and Proposal No. 2, ratification of the appointment of our independent registered public accountants.  Each of the proposals is discussed in more detail in the pages that follow.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

General

The Company’s board of directors is authorized to have up to 15 directors.  Since the formation of the Company, the Company’s board of directors has consisted of five directors.  In accordance with the Company’s Charter and Bylaws, the Company’s board of directors is divided into three classes, class I, class II and class III, with each class serving staggered three-year terms.  The members of the classes are divided as follows:

•	The class I director is Fredrick J. Zaffarese Leavitt, whose term will expire at the 2010 Annual Meeting of stockholders;

•	The class II directors are John Dawson and Roland Sansone, whose terms will expire at the 2008 Annual Meeting of stockholders; and

•	The class III directors are Robert Aalberts and Michael V. Shustek, whose terms will expire at the 2009 Annual Meeting of stockholders.

Our board of directors has nominated John Dawson and Roland Sansone for election as directors to serve for three-year terms and until their successors are duly elected and qualified.  Holders of proxies solicited by this proxy statement will vote the proxies received by them as directed on the proxy card, or if no direction is made for the election of Mr. Dawson and Mr. Sansone.  Proxies cannot be instructed to vote for more than two persons.

Messrs. Dawson and Sansone have agreed to serve if elected until their new term expires at our 2011 Annual Meeting of Stockholders, and we have no reason to believe that they will be unavailable to serve.  If either is unable or declines to serve as a director at the time of the 2008 Annual Meeting, the proxy holders will vote for a nominee designated by the present board of directors to fill the vacancy.  Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR Messrs. Dawson and Sansone.

Certain information about Messrs. Dawson and Sansone are set forth below.

Name	Age	Director Since	Position

John E. Dawson	50	2007	Director
Roland M. Sansone (1)	52	2006	Director

(1)	Member of the Audit Committee, Nominating Committee and Compensation Committee

John E. Dawson was previously a director of Vestin Group, Inc. (“Vestin Group”) from March 2000 to December 2005.  He has been a director of us since March 2007 and was a director for Vestin Realty Mortgage I, Inc. (“VRM I”) from March 2007 to January 2008. Since 2005 Mr. Dawson has been a partner of the Las Vegas law firm of Lionel Sawyer & Collins.  Previous to that, from 1995 to 2005, Mr. Dawson was a partner at the law firm of Marquis & Aurbach.  Mr. Dawson received his Bachelor’s Degree from Weber State and his Juris Doctor from Brigham Young University. Mr. Dawson received his Masters of Law (L.L.M.) in Taxation from the University of San Diego in 1993.  Mr. Dawson was admitted to the Nevada Bar in 1988 and the Utah Bar in 1989.

Roland M. Sansone was a director for Vestin Group from December 2004 to December 2005.  He has been a director of us since January 2006 and was a director for VRM I from January 2006 to January 2008.  In addition, he has served as President of Sansone Development, Inc., a real estate development company, since 2002.  Mr. Sansone has been self-employed as a manager and developer of real estate since 1980.  Mr. Sansone is currently the president of several companies that develop, own and manage commercial and residential property.  Mr. Sansone attended Mt. San Antonio College.

For the biographies on our current directors not standing for re-election, Messrs. Aalberts, Shustek and Zaffarese Leavitt, please see the section entitled “Management—Directors and Executive Officers of the Company, Vestin Mortgage (our manager), Vestin Group, Vestin Originations or our Affiliates” at page 12.

Board of Directors

The authorized number of the Company’s directors may be changed only by resolution of the board of directors of the Company.  Any additional directors resulting from an increase in the number of directors will be distributed between the three classes so that, as nearly as possible, each class will consist of one third of the directors.  This classification of our board of directors may have the effect of delaying or preventing changes in our control or management.  Our directors will hold office until their successors have been elected and qualified or until their earlier death, resignation, disqualification or removal for cause by the affirmative vote of the holders of at least a majority of our outstanding stock entitled to vote on the election of directors.

Our board of directors held 22 meetings during fiscal year 2007.  All of the then current directors attended or participated in 75% or more of the aggregate of (i) the total number of meetings of our board of directors and (ii) the total number of meetings held by all committees of our board of directors on which such director served during fiscal year 2007.  We generally expect all directors to attend the Annual Meeting of Stockholders.  At the last Annual Meeting of Stockholders, three of the five then-current directors attended.

In compliance with Nasdaq listing requirements, a majority of our directors must be individuals who meet the independence standards set forth in the applicable rules of the Nasdaq Stock Market.  We use the definition of independence set forth in Nasdaq Rule 4200(a)(15), and the interpretations thereof to determine if a candidate qualifies as an independent director.  Our Nominating Committee reviews each director and each candidate to determine whether the individual meets the requisite standard of independence.  In addition, members of the Audit Committee of our board of directors must meet the independence standards set forth in Section 10A(m) of the Securities Exchange Act of 1934, as amended.  Our Nominating Committee has evaluated each of our directors and has determined that (i) each director except for Mr. Shustek meets the independence requirements of Nasdaq Rule 4200(a)(15) and (ii) each member of our Audit Committee meets the independence requirements of Section 10A(m).

Stockholders wishing to communicate with the board of directors should send their correspondence to the following address: 6149 S. Rainbow Blvd., Las Vegas, Nevada 89118.  Such correspondence shall be directed to Mr. Aalberts unless the correspondent directs that the letter be delivered to another director.  Stockholders may mark such communications “Confidential” and all such letters will be delivered unopened to the designated addressee.

Board Committees

Our board of directors has three standing committees: the Audit Committee, Nominating Committee and Compensation Committee and may establish other committees to facilitate the management of our business.

Audit committee – The Audit Committee is responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accountants.  In addition, the Audit Committee reviews with the Company’s management and its independent registered public accountants financial information that will be provided to stockholders and others, the systems of internal controls which management and our board of directors have established and our audit and financial reporting processes.

The Audit Committee operates under a written Audit Committee Charter adopted by our board of directors which is available at:  http://www.vestinrealtymortgage2.com/VRT_About/CommitteeCharters.aspx.

Our Audit Committee met in March 2008 in connection with the audit of our 2007 financial statements and held a total of four meetings in fiscal year 2007. Our Audit Committee oversees our accounting and financial reporting processes, internal systems of control, independent auditor relationships and the audits of our financial statements.  This committee’s responsibilities include, among other things:

•	Selecting and hiring our independent registered public accountants;

•	Evaluating the qualifications, independence and performance of our independent registered public accountants;

•	Approving the audit and nonaudit services to be performed by our independent registered public accountants;

•	Reviewing the design, implementation, adequacy and effectiveness of our internal controls and our critical accounting policies;

•	Overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters; and

•	Reviewing with management and our auditors any earnings announcements and other public announcements regarding our results of operations.

Our independent registered public accountants and internal financial personnel regularly meet privately with our Audit Committee and have unrestricted access to this committee.  Our Audit Committee currently consists of Mr. Zaffarese Leavitt (chair), Mr. Aalberts and Mr. Sansone.  Our board of directors has determined that each of these directors meet the independence standards for audit committee members and that Mr. Zaffarese Leavitt meets the financial expertise requirements set forth in Section 407 of the Sarbanes-Oxley Act of 2002.

Nominating Committee – Our Nominating Committee was formed to assist our board of directors by identifying individuals qualified to become directors.  During fiscal year 2007, the Nominating Committee consisting of Roland M. Sansone (chair), Frederick J.  Zaffarese Leavitt and Robert J. Aalberts, held one meeting

The Nominating Committee operates under a charter adopted by our board of directors which is available at http://www.vestinrealtymortgage2.com/VRT_About/CommitteeCharters.aspx.  Responsibilities of the Nominating Committee include, among other things:

•	Evaluating the composition, size, operations and governance of our board of directors and making recommendations regarding future planning and the appointment of directors;

•	Evaluating the independence of our directors and candidates for election to our board of director; and

•	Evaluating and recommending candidates for election to our board of directors.

In evaluating candidates, the Nominating Committee will consider an individual’s business and professional experience, the potential contributions they could make to our Board and their familiarity with our business.  The Nominating Committee will consider candidates recommended by our directors, members of our management team and third parties.  The Nominating Committee will also consider candidates suggested by our stockholders.  We do not have a formal process established for this purpose.  Stockholders are encouraged to contact the Chair of the Nominating Committee if they wish the Committee to consider a proposed candidate.  Stockholders should submit the names of any candidates in writing, together with background information about the candidate, and send the materials to the attention of Mr. Sansone at the following address: 6149 S. Rainbow Blvd., Las Vegas, NV, 89118.  Under our current Bylaws, stockholders wishing to directly nominate candidates for election to the Board must provide timely notice and various information in accordance with the requirements of our Bylaws, between the 150th and 120th days prior to the anniversary of the date of mailing of the notice for the preceding year’s Annual Meeting of Stockholders.

Compensation Committee – Our Compensation Committee operates under a charter adopted by our board of directors which is available at http://www.vestinrealtymortgage2.com/VRT_About/CommitteeCharters.aspx.  It was established to assist our board of directors relating to compensation of the Company’s directors and its sole manager, Vestin Mortgage and to produce, as may be required, an annual report on executive officer compensation.  Subject to applicable provisions of our Bylaws and the Management Agreement with our manager, the Compensation Committee is responsible for reviewing and approving compensation paid by us to our manager.  During fiscal year 2007, the Compensation Committee, consisting of Mr. Aalberts (chair), Mr. Zaffarese Leavitt and Mr. Sansone, held one meeting.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee in fiscal year 2007 has had any relationship or transaction required to be disclosed pursuant to Item 407(e) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Director Compensation

We pay our non-employee directors $500 for each board meeting attended in person or by telephone conference and $500 for each committee meeting attended in person or by telephone conference.  Non-employee directors are reimbursed for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors and committees of the board of directors.

Employee directors do not receive any additional compensation for serving as members of our board of directors or any committee of our board of directors.

Vote Required

The two nominees receiving the highest number of affirmative votes cast in the election of directors will be elected as a director. Votes withheld are counted for purposes of determining the presence or absence of a quorum, but will have no effect on the results of the vote.

Recommendation of the Board of Directors

Our board of directors unanimously recommends that the stockholders vote FOR the election of Messrs. Dawson and Sansone.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed Moore Stephens Wurth Frazer and Torbet, LLP, which has served as the Company’s independent registered public accountants since the Company was incorporated in 2006, to be the Company’s independent registered public accountants for the fiscal year ending December 31, 2008. Representatives of Moore Stephens Wurth Frazer and Torbet, LLP are expected to be present at the 2008 Annual Meeting and will have the opportunity to make a statement if they desire to do so.  They are also expected to be available to respond to appropriate questions.

Before appointing Moore Stephens Wurth Frazer and Torbet, LLP, the Audit Committee carefully considered Moore Stephens Wurth Frazer and Torbet, LLP’s qualifications, including the firm’s performance as independent registered public accountants for the Company in prior years and its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee also considered whether Moore Stephens Wurth Frazer and Torbet, LLP’s provision of non-audit services to the Company is compatible with that firm’s independence from the Company.

Stockholders will be asked at the 2008 Annual Meeting to consider and vote upon the ratification of the appointment of Moore Stephens Wurth Frazer and Torbet, LLP. If the stockholders ratify the appointment, the Audit Committee may still, in its discretion, appoint different registered public accountants at any time during the year, if it concludes that such a change would be in the best interests of the Company and its stockholders. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider, but not necessarily rescind, the appointment of Moore Stephens Wurth Frazer and Torbet, LLP.

Fees Billed by Independent Registered Public Accountants

The Securities and Exchange Commission requires disclosure of the fees billed by the Company’s independent registered public accountants for certain services. All audit-related services were pre-approved by the Audit Committee. The following table sets forth the aggregate fees billed by Moore Stephens Wurth Frazer and Torbet, LLP during the fiscal years ended December 31, 2007 and 2006:

	December 31, 2007	December 31, 2006
Fees Billed:
Audit Fees	$335,000	$412,000
Audit Related Fees	--	--
Tax Fees	--	--
All Other Fees	--	--
Total	$335,000	412,000

Audit fees include amounts billed to the Company related to the audit of our consolidated financial statements, review of our quarterly financial statements and other services provided in connection with statutory and regulatory filings.

Audit Committee Pre-Approval Policy

The Audit Committee approves, prior to engagement, all audit and non-audit services provided by Moore Stephens Wurth Frazer and Torbet, LLP and all fees to be paid for such services. All services are considered and approved on an individual basis. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence.

Vote Required

The affirmative vote a majority of the votes cast on the proposal is required to ratify the appointment of Moore Stephens Wurth Frazer and Torbet, LLP as our independent registered public accountants for the fiscal year ending December 31, 2008. Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of Moore Stephens Wurth Frazer and Torbet, LLP as our independent registered public accountants for the fiscal year ending December 31, 2008.

Recommendation of the Board of Directors

Our board of directors unanimously recommends that the stockholders vote FOR ratification of the appointment of Moore Stephens Wurth Frazer and Torbet, LLP as our independent registered public accountants for the fiscal year ending December 31, 2008.

OTHER MATTERS

Our board of directors knows of no other business that will be presented at the 2008 Annual Meeting.  If any other business is properly brought before the 2008 Annual Meeting, proxies received will be voted in respect thereof in accordance with the recommendation of the board of directors or if no recommendation has been made in the discretion of the proxy holders. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

MANAGEMENT

We are managed on a day to day basis by Vestin Mortgage, which is wholly owned by Vestin Group.

Directors and Executive Officers

The following table sets forth the names, ages as of May 8, 2008 and positions of the individuals who serve as our directors and executive officers:

Name	Age	Title

Michael V. Shustek	49	President, Chief Executive Officer and Director
Rocio Revollo	46	Chief Financial Officer
John E. Dawson	50	Director
Robert J. Aalberts(1)(2)(3)	56	Director
Fredrick J. Zaffarese Leavitt(1)(2)(3)	37	Director
Roland M. Sansone(1)(2)(3)	52	Director

(1)	Member of the audit committee.

(2)	Member of the nominating committee.

(3)	Member of the compensation committee.

The following table sets forth the names, ages as of May 8, 2008 and positions of the individuals who serve as directors, executive officers and certain significant employees of Vestin Mortgage (our manager), Vestin Group and Vestin Originations, Inc. (“Vestin Originations”), a wholly owned subsidiary of Vestin Group:

Name	Age	Title

Michael V. Shustek	49	President, Chief Executive Officer, Chairman and Treasurer
Rocio Revollo	46	Chief Financial Officer of REIT and Fund Accounting
James M. Townsend	38	Chief Operating Officer of Vestin Group
Michael J. Whiteaker	58	Vice President of Regulatory Affairs of Vestin Group
Daniel B. Stubbs	46	Senior Vice President of Vestin Group, Secretary of Vestin Originations, Inc. and Secretary of Vestin Mortgage, Inc.
Edwin H. Bentzen IV	31	Corporate Controller of REIT and Fund Accounting

Directors and Executive Officers of the Company, Vestin Mortgage (our manager), Vestin Group, Vestin Originations or our Affiliates

Michael V. Shustek has been a director of our manager and Chairman of the board of directors, Chief Executive Officer and a director of Vestin Group since April 1999 and a Director and Chief Executive Officer of the Company and Vestin Realty Mortgage I, Inc. (“VRM I”) since January 2006.  In February 2004, Mr. Shustek became the President of Vestin Group.  Mr. Shustek also serves on the loan committee of the Company’s manager and its affiliates.  In 2003, Mr. Shustek became the Chief Executive Officer of the Company’s manager, and in 2005 became a Director, Chief Executive Officer, President and Treasurer of Vestin Originations.  In 1995, Mr. Shustek founded Del Mar Mortgage, and has been involved in various aspects of the real estate industry in Nevada since 1990.  In 1993, he founded Foreclosures of Nevada, Inc., a company specializing in non-judicial foreclosures.  In 1993, Mr. Shustek also started Shustek Investments, a company that originally specialized in property valuations for third-party lenders or investors and which continues today as the primary vehicle for his private investment portfolio.

In 1997, Mr. Shustek was involved in the initial founding of Nevada First Bank, with the largest initial capital base of any new state charter in Nevada’s history.  Mr. Shustek has co-authored two books, entitled “Trust Deed Investments,” on the topic of private mortgage lending, and “If I Can Do It, So Can You.”  Mr. Shustek is a guest lecturer at the University of Nevada, Las Vegas, where he also has taught a course in “Real Estate Law and Ethics”.  Mr. Shustek received a Bachelor of Science degree in Finance at the University of Nevada, Las Vegas.  See Note N Legal Matters Involving The Manager in Part II, Item 8 Financial Statements and Supplementary Data of the Annual Report filed with the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2007 for information regarding legal matters involving our manager and Mr. Shustek.

Rocio Revollo was appointed as the Company’s Chief Financial Officer on March 21, 2007.  In addition, Ms. Revollo was appointed the Chief Financial Officer of VRM I on March 21, 2007.  Currently Ms. Revollo serves as Chief Financial Officer for REIT and Fund Accounting for Vestin Group.  Prior to being appointed as the Chief Financial Officer of the Company, VRM I and Vestin Group, Ms. Revollo served as the Corporate Controller of Vestin Group since June 2005.  Ms. Revollo previously served as Corporate Controller for Sobel Westex from January 2002 through May 2005.  From April 1999 to December 2001, Ms. Revollo was a financial consultant for Re:Source Connections.  Ms. Revollo is a Certified Public Accountant and worked for the accounting firm of KPMG LLP.  She received a Bachelor of Business Administration degree in Accounting and a Bachelor of Arts degree in Communication Studies from the University of Nevada, Las Vegas.

James M. Townsend has served as the Chief Operating Officer of Vestin Group since January 2007.  Mr. Townsend has over 15 years of experience in the securities industry.  From February 2004 to September 2006, Mr. Townsend was the National Sales Manager of Samco Financial Services, Inc.  From November 2003 to February 2004, Mr. Townsend was employed by Vestin Group as Manager of the Wholesale Division.  From September 2002 to October of 2003, Mr. Townsend was National Sales Manager of Samco Financial Services, Inc.  From February 1997 to July 2002, Mr. Townsend was employed by Donald & Co. Securities, Inc., as both a Sales Manager and the National Sales Manager.  Mr. Townsend received a Bachelor of Science degree in Business Administration from The University of Texas at Dallas.

Michael J. Whiteaker has been Vice President of Regulatory Affairs of our manager and Vestin Group since May 1999.  Mr. Whiteaker is experienced in the banking and finance regulatory fields, having served with the State of Nevada, Financial Institution Division from 1982 to 1999 as its Supervisory Examiner, responsible for the financial and regulatory compliance audits of all financial institutions in Nevada.  Mr. Whiteaker has worked extensively on matters pertaining to both state and federal statutes, examination procedures, policy determination and credit administration for commercial and real estate loans.  From 1973 to 1982, Mr. Whiteaker was Assistant Vice President of Nevada National Bank, responsible for a variety of matters including loan review.  Mr. Whiteaker has previously served on the Nevada Association of Mortgage Brokers, Legislative Committee and is a past member of the State of Nevada, Mortgage Advisory Council. He currently is a director of the Private Lenders Group, an organization devoted to creating and maintaining the highest professional standards possible among licensed Nevada Mortgage brokers.

Daniel B. Stubbs has been the Senior Vice President of Underwriting and Secretary of our manager since January 2000 and the Secretary of Vestin Originations since 2005.  Mr. Stubbs heads the loan department for our manager and its affiliates and is responsible for reviewing loan requests and performs due diligence necessary for risk analysis in connection with the underwriting process.  In addition, Mr. Stubbs serves on the loan committee and acts as liaison for our manager and its affiliates with the various commercial loan participants.  Mr. Stubbs has 15 years experience in the title insurance industry and has received a Bachelor of Arts degree in Communication Studies from the University of Nevada, Las Vegas.

Edwin H. Bentzen IV has been the Corporate Controller of REIT and Fund Accounting for Vestin Group since April 2008.  Previously Mr. Bentzen was the Corporate Controller of Vestin Group from April 2007 to April 2008.  Prior to being Corporate Controller of Vestin Group, Mr. Bentzen served as a Financial Reporting Analyst for Vestin Group since January 2006.  Mr. Bentzen served at Ameristar Casinos Inc. as Senior Internal Auditor from June 2005 through January 2006 and an Internal Auditor from June 2003 to June 2005.  Prior to June 2003, Mr. Bentzen was engaged in public tax accounting at a local firm in Las Vegas.  Mr. Bentzen is a Certified Internal Auditor and received a Masters of Science in Accountancy and a Bachelor of Science degree in Hotel Administration, with an emphasis in gaming, from the University of Nevada, Las Vegas.

Robert J. Aalberts was a director of Vestin Group from April 1999 to December 2005.  He has been a director of us since January 2006 and was a director for VRM I from January 2006 to January 2008.  Since 1991, Professor Aalberts has held the Ernst Lied Professor of Legal Studies professorship in the College of Business at the University of Nevada, Las Vegas.  From 1984 to 1991, Professor Aalberts was an Associate Professor of Business Law at Louisiana State University in Shreveport, Louisiana.  From 1982 through 1984, he served as an attorney for Gulf Oil Company.  Professor Aalberts has co-authored a book relating to the regulatory environment, law and business of real estate; including Real Estate Law (7th Ed. (2009) 6th Ed. (2006)) published by the Thomson/West Company.  He is also the author of numerous legal articles, dealing with various aspects of real estate, business and the practice of law.  Since 1992, Professor Aalberts has been the Editor-in-chief of the Real Estate Law Journal.  Professor Aalberts received his Juris Doctor degree from Loyola University, in New Orleans, Louisiana, a Masters of Arts from the University of Missouri, Columbia, and a Bachelor of Arts degree in Social Sciences, Geography from the Bemidji State University in Bemidji, Minnesota.  He was admitted to the State Bar of Louisiana in 1982 (currently inactive status).

Fredrick J. Zaffarese Leavitt was a director for Vestin Group from November 2004 to December 2005.  He has been a director of us since January 2006 and was a director for VRM I from January 2006 to January 2008.  Since August of 1993 Mr. Zaffarese Leavitt has been an accountant for the United States Department of the Interior where his responsibilities include the review and audit of various states, local and municipality governments for compliance with federal laws and regulations as well as preparation of financial statements for Executive Branch and Congressional review.  Additionally, Mr. Zaffarese Leavitt sits on various audit committees involving the utility industry.  Mr. Zaffarese Leavitt is a CPA and a graduate of University of Nevada Las Vegas.

Relationships Among Executive Officers and Directors

Our executive officers are appointed by our board of directors on an annual basis and serve until their successors have been duly appointed and qualified.  There are no family relationships among any of our directors or executive officers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file an initial report of securities ownership on Form 3 and reports of changes in securities ownership on Form 4 or 5 with the Securities and Exchange Commission.  Such executive officers, directors and 10% stockholders are also required by Securities and Exchange Commission rules to furnish us with copies of all Section 16(a) forms that they file.  Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no Forms 4 or 5 were required for such persons, we believe that our executive officers and directors timely filed all reports required under Section 16(a) for our fiscal year 2007.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

We do not pay any compensation to our executive officers.  We pay a management fee of up to 0.25% of the amounts raised by us and our predecessor-in-interest, Vestin Fund II, LLC (“Fund II”), through the sale of shares or units.  Payment of the management fee is reviewed by and subject to approval of our Compensation Committee.  For the year ended December 31, 2007, we paid our manager approximately $1.1 million for its management services, which represented less than 10% of the revenues received by our manager and its affiliates in 2007.

The executive officers of Vestin Mortgage manage our business subject to the oversight of our board of directors.  The officers of Vestin Mortgage also manage the business of several other companies and engage in other activities; there is no link between the compensation we pay Vestin Mortgage and the compensation Vestin Mortgage pays its officers.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

We have no employment agreement with Mr. Shustek or Ms. Revollo.  We have entered into a Management Agreement with Vestin Mortgage to manage our operations. The Management Agreement continues in force for the duration of the existence of the Company unless terminated upon the affirmative vote of a majority in interest of stockholders entitled to vote on the matter.  In addition, a majority of our independent directors may terminate the Management Agreement for cause at any time upon 90 days’ written notice of termination.

EQUITY COMPENSATION PLAN INFORMATION

We do not currently have any equity compensation plans.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of April 30, 2008 no one entity owned more than 5% or the outstanding shares of our common stock.

The following table sets forth the total number and percentage of our common stock beneficially owned as of April 30, 2008, by:

•	Each director;

•	Our chief executive officer, chief financial officer and the officers of our manager who function as the equivalent of our executive officers; and

•	All executive officers and directors as a group.

Unless otherwise noted, the percentage ownership is calculated based on 14,881,340 shares of our total outstanding common stock as of April 30, 2008.

	Common Shares Beneficially Owned
Beneficial Owner	Number	Percent

Michael V. Shustek(1)	448,346	3.01%
Rocio Revollo	384	**
James M. Townsend (2) (4)	120,017	**
John E. Dawson (3) (4)	5,894	**
Robert J. Aalberts (4)	189	**
Frederick J. Zaffarese Leavitt	--	--
Roland M. Sansone	--	--
All directors and executive officers as a group	574,830	3.86%

**  Less than one percent of our total outstanding common stock.

(1)
Includes 92,699 shares held by our manager and 355,647 shares held by Michael V. Shustek.  Mr. Shustek is the Chairman, President and Chief Executive Officer of Vestin Mortgage and indirectly owns all of the capital stock of our manager through Vestin Group.  Mr. Shustek has sole voting and investment power in all these shares.  In April 2007, Mr. Shustek adopted a 10b5-1 trading plan (the “Plan”) pursuant to Rule 10b5-1 promulgated under the Securities Exchange Act of 1934.  Pursuant to the Plan, Mr. Shustek may spend up to $2 million to acquire shares of our common stock at prevailing market prices over a 13 month period.  All purchases have been and will continue to be executed by independent broker-dealers on specified dates in accordance with the requirements of Rule 10b5-1.  The Plan is scheduled to expire in June 2008.  As of April 30, 2008, Mr. Shustek had purchased 170,066 under this plan for a total of approximately $1.8 million.

(2)
Mr. Townsend became an officer of Vestin Group in January 2007.  Mr. Townsend directly owns 55,216 shares and indirectly owns 64,801 shares through FMR Holdings, Inc., which is wholly owned by Mr. Townsend whom has sole voting and investment power in all these shares.

(3)	Includes 5,416 shares held by the 12557 Limited Partnership, which Mr. Dawson is the controlling general partner.

(4)
Except as otherwise indicated, and subject to applicable community property and similar laws, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee (the “Audit Committee”) of the board of directors (the “Board”) of Vestin Realty Mortgage II, Inc. (the “Company”) with respect to the Company’s consolidated audited financial statements for the fiscal year ended December 31, 2007. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Review with Management

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management.

Review and Discussions with Independent Registered Public Accountants

The Audit Committee has discussed with Moore Stephens Wurth Frazer and Torbet, LLP, the Company’s independent registered public accountants, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements.

The Audit Committee has also received written disclosures and the letter from Moore Stephens Wurth Frazer and Torbet, LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committes), as adopted by the Public Company Accounting Oversight Board in Rule 3600T (which relates to the accountant’s independence from the Company and its related entities) and has discussed with Moore Stephens Wurth Frazer and Torbet, LLP its independence from the Company.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board that the Company’s audited financial statements be included in the Company’s Annual Report filed with the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2007.

Submitted by the Audit Committee of
the Board of Directors,

Fredrick J. Zaffarese Leavitt, Chairman
Robert Aalberts
Roland Sansone

NO INCORPORATION BY REFERENCE OR DEEMED FILING

Notwithstanding anything to the contrary set forth in any of our previous or future filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this proxy statement or future filings made by us under those statutes, the Audit Committee Report and the Audit Committee Charter referred to in this proxy statement are not deemed to be filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or any future filings made by us under those statutes.

CERTAIN TRANSACTIONS

From time to time, we may acquire or sell investments in real estate loans from/to our manager or other related parties pursuant to the terms of our Management Agreement provided the price does not exceed the par value.  No gain or loss is recorded on these transactions, as it is not our intent to make a profit on the purchase or sale of such investments.  The purpose is generally to diversify our portfolio by syndicating loans, thereby providing us with additional capital to make additional loans.

Other than as set forth above, our Management Agreement contains a series of restrictions on transactions between us and our manager, Vestin Mortgage and its affiliates.  Generally speaking, any such transactions must be approved in advance by a majority of our independent directors.

Transactions with the Manager

Vestin Mortgage is entitled to receive from us, subject to approval of our Compensation Committee, an annual management fee of up to 0.25% of our aggregate capital contributions received by us and Fund II from the sale of shares or membership units, paid monthly.  The amount of management fees paid to our manager for the year ended December 31, 2007 and the twelve months ended December 31, 2006, were approximately $1.1 million, for each period.

As of December 31, 2007, Vestin Mortgage owned 92,699 of our common shares.  For the year ended December 31, 2007, we declared $139,000, in dividends payable to our manager based on the number of shares our manager held on the dividend record dates.  During the three months ended March 31, 2006, we recorded pro-rata distributions owed to our manager of $16,000.  For the nine months ended December 31, 2006, we declared $92,000 in dividends payable to our manager based on the number of shares our manager held on the dividend record dates.

As of December 31, 2007, we had receivables from Vestin Mortgage in the amount of $1,000.  As of December 31, 2006, we had no receivables from Vestin Mortgage and did not owe Vestin Mortgage any amount.

Transactions with Other Related Parties

As of December 31, 2007, we owned 533,675 common shares of VRM I, representing approximately 7.76% of their total outstanding common stock.  For the year ended December 31, 2007 and the twelve months ended December 31, 2006, we recognized $308,000 and $72,000, respectively, in dividend income from VRM I based on the number of shares we held on the dividend record dates.

As of December 31, 2007, VRM I owned 225,134 of our common shares, representing approximately 1.51% of our total outstanding common stock.  For the year ended December 31, 2007 and the twelve months ended December 31, 2006, we declared $294,000 and $154,000, respectively, in dividends payable to VRM I based on the number of shares VRM I held on the dividend record dates.

During the year ended December 31, 2007 we sold approximately $4.4 million in real estate loans to VRM I.  During the twelve months ended December 31, 2006, we purchased approximately $1.4 million in real estate loans from VRM I and sold $0.5 million in real estate loans to VRM I.  No gain or loss resulted from these transactions.

As of December 31, 2007, Vestin Fund III, LLC (“Fund III”) owned 114,117 of our common shares, representing approximately 0.77% of our total outstanding common stock.  For the year ended December 31, 2007 and the twelve months ended December 31, 2006, we declared $143,000 and $47,000, respectively, in dividends payable to Fund III based on the number of shares Fund III held on the dividend record dates.

During the year ended December 31, 2007, we purchased $1.3 million in real estate loans from Fund III and sold approximately $1.2 million in real estate loans to Fund III.  During the twelve months ended December 31, 2006, we purchased $4.9 million in real estate loans from Fund III and sold $6.0 million in real estate loans to Fund III.  No gain or loss resulted from this transaction.

During the year ended December 31, 2007, we purchased $0.7 million in real estate loans from inVestin Nevada, Inc., a company wholly-owned by Mr. Shustek.  No gain or loss resulted from this transaction.  No similar transactions occurred during the twelve months ended December 31, 2006.

During January 2006, Mr. Shustek purchased a $2.0 million deed of trust investment from us, of which, the total balance of $2.0 million was repurchased by us.  No gain or loss resulted from these transactions.  No similar transactions occurred during the year ended December 31, 2007.

During the twelve months ended December 31, 2006, we purchased $556,000 in performing real estate loans from LTD, a company wholly owned by Mr. Shustek.  No gain or loss resulted from these transactions.  No similar transactions occurred during the year ended December 31, 2007.

As of December 31, 2007, we owed VRM I an amount of $123,000.  As of December 31, 2006, we had receivables from Vestin Originations in the amount of $31,000.

During the year ended December 31, 2007 and the twelve months ended December 31, 2006, we incurred $138,000 and $88,000, respectively, for legal fees to the law firm of Levine, Garfinkel & Katz in which, Ira S. Levine, the Secretary of Vestin Group, has an equity ownership interest.

OTHER MATTERS

Our board of directors knows of no other business that will be presented at the 2008 Annual Meeting.  If any other business is properly brought before the 2008 Annual Meeting, proxies received will be voted in respect thereof in accordance with the recommendation of the board of directors.  If no recommendation is made by our board of directors, the proxy holders will vote your shares in their discretion.  Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy or the authorization of a proxy to vote by telephone or over the Internet.

It is important that the proxies be voted promptly and that your shares be represented.  You are urged to promptly vote your shares using one of the methods described in this proxy statement and the enclosed proxy card.

We have filed an Annual Report on Form 10-K for the year ended December 31, 2007 with the Securities and Exchange Commission.  We make available free of charge through http://www.vestinrealtymortgage2.com our Annual Reports on Form 10-K or by writing Michael V. Shustek, Chief Executive Officer, Vestin Realty Mortgage II, Inc., 6941 S. Rainbow Blvd., Las Vegas, Nevada 89118.

By Order of the Board of Directors,

/s/ Michael V. Shustek
Michael V. Shustek
Chairman of the Board of Directors and Chief Executive Officer

Dated: May 9, 2008
Las Vegas, Nevada

VESTIN REALTY MORTGAGE II, INC.

PROXY

Annual Meeting of Stockholders, June 11, 2008

This Proxy is Solicited on Behalf of the Board of Directors of

VESTIN REALTY MORTGAGE II, INC.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders of Vestin Realty Mortgage II, Inc., a Maryland Corporation (the "Company"), hereby to be held June 11, 2008 and the accompanying Proxy Statement, the terms of which are incorporated by reference and appoints Michael V. Shustek and Rocio Revollo, or either of them, the Proxy of the undersigned, with full power of substitution in each of them, to vote all shares of Common Stock of the Company, which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at Venable, LLP, 750 E. Pratt, Suite 900, Baltimore, Maryland 21202 on Wednesday, June 11, 2008 at 10:00 a.m. Eastern Time (the “Annual Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat.  The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” EACH OF THE OTHER  LISTED PROPOSALS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. To elect two directors of the Company to serve until the 2011 Annual Meeting of Stockholders or until their successors are duly elected and qualified.		2. To ratify the appointment of Moore Stephens Wurth Frazer and Torbet, LLP as independent registered public accountants of the Company for the fiscal year ending December 31, 2008.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Nominees FOR John E. Dawson ☐ Roland M. Sansone ☐	WITHHOLD AUTHORITY ☐ ☐

3. In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

This proxy, when properly executed, will be voted as specified above.   If no specification is made, this Proxy will be voted “FOR” the election of the directors listed at left and “FOR” the other listed proposals.

WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE ANNUAL MEETING.

Please print the name(s) appearing on each share certificate(s) over which you have voting authority: _ Please check here if you plan to attend the meeting. ☐
To change your address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder                                                              Date:                                     Signature of Stockholder                                                                     Date:

    Note:  This proxy must be signed exactly as the name appears hereon.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

YOUR VOTE IS IMPORTANT
VOTE TODAY IN ONE OF THREE WAYS:

1.	VOTE BY INTERNET:
Log-on to www.votestock.com
Enter your control number printed below
Vote your proxy by checking the appropriate boxes
Click on “Accept Vote”

OR

2.
VOTE BY TELEPHONE:  After you call the phone number below, you will be asked to enter the control number at the bottom of the page. You will need to respond to only a few simple prompts.  Your vote will be confirmed and cast as directed.

Call toll-free in the U.S. or Canada at
1-866-626-4508 on a touch-tone telephone

OR

3.	VOTE BY MAIL: If you do not wish to vote over the Internet or by telephone, please complete, sign, date and return the accompanying proxy card in the pre-paid envelope provided.

YOUR CONTROL NUMBER IS:

You may vote by Internet or telephone 24 hours a day, 7 days a week. Internet and telephone voting is available through 11:59 p.m., prevailing time, on June 10, 2008
Your Internet or telephone vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.